                                                                 EXHIBIT-99.(13)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                         PERSONAL ANNUITY GROWTH EQUITY

                                           October 1, 2001       30 months (From April 3, 2000
                                                  to             commencement of operations to
                                          September 30, 2002          September 30, 2002)
                                          ------------------          -------------------

Hypothetical initial                              $1,000.00                         $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                             $12.6127                          $26.1634
At end of period (B)                                $9.4914                           $9.4914

Ending value of hypothetical                        $752.53                           $362.77
 investment (EV) = P  x  (B/A)

Cumulative rate of total return =                   -24.75%                           -63.72%
((EV/P)-1)  x  100

Number of years in period (n)                             1                              2.50

Net change factor (1+T) to the                      0.75253                           0.36277
power of n = EV/P

Average annual compound rate of total               -24.75%                           -33.33%
return (T)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                        PERSONAL ANNUITY GROWTH & INCOME

                                           October 1, 2001       30 months (From April 3, 2000
                                                  to             commencement of operations to
                                          September 30, 2002          September 30, 2002)
                                          ------------------          -------------------

Hypothetical initial                              $1,000.00                         $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                             $18.5486                          $26.8134
At end of period (B)                               $14.4941                          $14.4941

Ending value of hypothetical                        $781.41                           $540.55
investment (EV) = P  x  (B/A)

Cumulative rate of total return =                   -21.86%                           -45.94%
((EV/P)-1)  x  100

Number of years in period (n)                             1                              2.50

Net change factor (1+T) to the                      0.78141                           0.54055
power of n = EV/P

Average annual compound rate of total               -21.86%                           -21.80%
return (T)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                      PERSONAL ANNUITY INTERNATIONAL EQUITY

                                           October 1, 2001       30 months (From April 3, 2000
                                                  to             commencement of operations to
                                          September 30, 2002          September 30, 2002)
                                          ------------------          -------------------

Hypothetical initial                              $1,000.00                         $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                             $12.1157                          $22.7839
At end of period (B)                               $10.4214                          $10.4214

Ending value of hypothetical                        $860.16                           $457.40
investment (EV) = P  x  (B/A)

Cumulative rate of total return =                   -13.98%                           -54.26%
((EV/P)-1)  x  100

Number of years in period (n)                             1                              2.50

Net change factor (1+T) to the                      0.86016                            0.4574
power of n = EV/P

Average annual compound rate of total               -13.98%                           -26.85%
return (T)

                           SCHEDULE OF COMPUTATION OF
             TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT
                         PERSONAL ANNUITY SOCIAL CHOICE

                                           October 1, 2001       30 months (From April 3, 2000
                                                  to             commencement of operations to
                                          September 30, 2002          September 30, 2002)
                                          ------------------          -------------------

Hypothetical initial                              $1,000.00                         $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                             $19.2174                          $26.7035
At end of period (B)                               $15.4004                          $15.4004

Ending value of hypothetical                        $801.38                           $576.72
investment (EV) = P  x  (B/A)

Cumulative rate of total return =                   -19.86%                           -42.33%
((EV/P)-1)  x  100

Number of years in period (n)                             1                              2.50

Net change factor (1+T) to the                      0.80138                           0.57672
power of n = EV/P

Average annual compound rate of total               -19.86%                           -19.75%
return (T)

                           SCHEDULE OF COMPUTATION OF
       TOTAL RETURN INFORMATION FOR THE LIFE SEPARATE ACCOUNT STOCK INDEX


                                           October 1, 2001       45 months (From January 4, 1999
                                                  to              commencement of operations to
                                          September 30, 2002          September 30, 2002)
                                          ------------------          -------------------

Hypothetical initial                              $1,000.00                         $1,000.00
payment of $1,000 (P)

Accumulation unit value:
At start of period (A)                             $23.0286                          $26.0969
At end of period (B)                               $18.6703                          $18.6703

Ending value of hypothetical                        $810.74                           $715.42
investment (EV) = P  x  (B/A)

Cumulative rate of total return =                   -18.93%                           -28.46%
((EV/P)-1)  x  100

Number of years in period (n)                             1                              3.74

Net change factor (1+T) to the                      0.81074                           0.71542
power of n = EV/P

Average annual compound rate of total               -18.93%                            -8.56%
return (T)